UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2013

CASCADE BANCORP

(Exact name of registrant as specified in its charter)

Oregon	000-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1100 NW Wall Street

Bend, Oregon 97701

(Address of principal executive offices)

(Zip Code)

(877) 617-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Cascade Bancorp (the “Company”) held its 2013 Annual Meeting of Shareholders. Three proposals were submitted to and approved by the Company’s shareholders. The holders of 46,336,392 shares of common stock, 97.90% of the outstanding shares entitled to vote as of the record date, which constituted a quorum, were represented at the meeting in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on March 27, 2013. The final results were as follows:

Proposal 1. To elect 10 directors to the Board of Directors.

At the Annual Meeting, the shareholders elected each director nominee to the Board of Directors by the following votes:

	For		Withheld
	# of Votes	% of shares voted	# of Votes	% of shares voted	Broker Non-Votes
Jerol E. Andres	38,948,433	99.90%	37,379	0.10%	7,350,580
Chris C. Casciato	38,903,612	99.79%	82,200	0.21%	7,350,580
Michael J. Connolly	38,951,495	99.91%	34,317	0.09%	7,350,580
Henry H. Hewitt	38,934,138	99.87%	51,674	0.13%	7,350,580
J. LaMont Keen	38,959,149	99.93%	26,663	0.07%	7,350,580
James B. Lockhart III	38,910,330	99.81%	75,482	0.19%	7,350,580
Patricia L. Moss	38,926,208	99.85%	59,604	0.15%	7,350,580
Ryan R. Patrick	38,956,273	99.92%	29,539	0.08%	7,350,580
Thomas M. Wells	38,959,258	99.93%	26,554	0.07%	7,350,580
Terry E. Zink	38,956,308	99.92%	29,504	0.08%	7,350,580

Proposal 2. To ratify the appointment of BDO USA, LLP as the Company’s independent auditor for fiscal year 2013.

Shareholders ratified the appointment of BDO USA, LLP as the Company’s independent auditor for fiscal year 2013 by the following votes:

For	Against	Abstain	Broker Non-Vote
46,307,332	23,221	5,839	-

Proposal 3. To approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers.

Shareholders approved by a non-binding advisory vote the compensation paid to the Company’s Named Executive Officers as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders by the following votes:

For	Against	Abstain	Broker Non-Vote
38,345,307	620,542	19,963	7,350,580

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President &
Chief Financial Officer

Date:       May 15, 2013